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                                  EXHIBIT 11
                        WALNUT FINANCIAL SERVICES, INC.

                Statement re: Calculation of Per Share Earnings





                                         Six Months ended June 30,                   Three Months ended June 30,
                                  ------------------------------------           -------------------------------------
                                       1997                    1996                   1997                    1996
                                  -------------          -------------           -------------          --------------
Net income (loss)                  $   (513,453)          $  1,279,315           $    521,978          $     (344,858)

Shares:
Weighted average number of
common shares outstanding            14,616,687             13,871,385             14,616,687              13,930,554

Shares issuable upon exercise
of dilutive options and
warrants                                 29,906                426,788                 21,825                 410,848
                                   ------------            -----------           ------------             -----------
                            Total    14,646,593(1)          14,298,173             14,298,172              14,341,402(2)
                                   ============            ===========           ============             ===========
   Income (loss) per common share  $      (0.04)           $      0.09           $       0.04             $     (0.02)

    (1)  The results of this calculation for the six-month period ending
         June 30, 1997 are antidilutive and, as such, are not presented on the Condensed Consolidated Statements of Operations. The weighted average shares used in the calculation for per share earnings for the six months ended June 30, 1997 are 14,616,687.

    (2) The results of this calculation for the three-month period ending June 30, 1996 are antidilutive and, as such, are not presented on the Condensed Consolidated Statements of Operations. The weighted average shares used in the calculation for per share earnings for the three months ended June 30, 1996 were 13,930,554.